                             (RADIOLOGIX LETTERHEAD)


                                                                   PRESS RELEASE
--------------------------------------------------------------------------------
Contact:  Paul R. Streiber                                           FOR RELEASE
          Investor Relations                                         May 6, 2003
          (214) 303-2702                                              6:00 AM CT
          paul.streiber@radiologix.com



                RADIOLOGIX, INC. POSTS FIRST QUARTER 2003 RESULTS

                                   ----------

                    COMPANY INITIATES COST REDUCTION MEASURES


         DALLAS, MAY 6 -- Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its first quarter ended March 31, 2003.

INCOME STATEMENT

         For the first quarter 2003, Radiologix reported service fee revenue of $64.4 million versus $71.0 million for the first quarter 2002, a 9.3 percent decrease, resulting primarily from a reduction in volume related to an increase in competition in key markets. Service fee revenue decreased only 1.1 percent from $65.1 million for the fourth quarter 2002, compared to the first quarter 2003.

         Radiologix incurred a net loss of $4.6 million for the first quarter 2003, compared to net income of $4.4 million for the first quarter 2002 and a net loss of $1.6 million for the fourth quarter 2002.

         Radiologix reported a net loss per diluted share for the first quarter 2003 of $0.21, compared to diluted earnings per share (EPS) of $0.20 for the first quarter 2002 and a net loss per diluted share of $0.08 for the fourth quarter of 2002.

         Radiologix incurred a $969,000 pre-tax charge in the quarter for severance costs related to cost reduction measures in the first quarter 2003. Radiologix also incurred a $6.9 million pre-tax impairment charge on goodwill related to seven imaging centers held for sale or closure and reported in discontinued operations in the Summary Income Statements below.



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RADIOLOGIX, INC. POSTS FIRST QUARTER 2003 RESULTS
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         EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization and including equity in earnings of investments and minority interests) is a non-GAAP financial measure commonly used as an analytical indicator within the healthcare industry, and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. EBITDA from continuing operations, excluding severance costs is used to show adjustments to EBITDA for comparative purposes to previous periods.

         EBITDA, excluding severance costs, was $12.2 million for the first quarter 2003, compared to $18.6 million for the first quarter last year. EBITDA margin was 18.9 percent for the first quarter 2003 compared to 26.2 percent for the first quarter 2002.

         "Though we still have work to do in improving our results, we believe the trends show a leveling of our core business," said Stephen D. Linehan, president and C.E.O. of Radiologix. "During the first quarter, we began implementing a number of measures to stabilize our core business and put it on more solid footing. We began adjusting our cost structure to better match our revenue stream. We began a thorough review of our vendor relationships. We began reviewing our sales and marketing effort for effectiveness and quality to reverse volume reduction. And, we are continually working on improving relations with our contracted radiologists. The impact of these efforts should be improved financial results over the next 12 months."

BALANCE SHEET

         Days sales outstanding (DSOs) was 75 days at March 31, 2003, compared to 73 days at December 31, 2002.


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RADIOLOGIX, INC. POSTS FIRST QUARTER 2003 RESULTS
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         Cash and cash equivalents were $13.0 million at March 31, 2003, compared to $19.2 million at December 31, 2002. Radiologix's liquidity stood at $48.0 million at March 31, 2003, including its $35.0 million line of credit.

         Total debt at March 31, 2003, was $177.1 million, or 3.0x trailing 12-months EBITDA, excluding impairment charges on long-lived assets of $2.7 million, compared to total debt of $178.2 million, or 2.7x at December 31, 2002.

         Net debt (total debt less cash and cash equivalents) at March 31, 2003, was $164.1 million, or 2.8x trailing 12-months EBITDA, excluding impairment charges on long-lived assets of $2.7 million, compared to net debt $159.1 million, or 2.4x at December 31, 2002.

         For these calculations, Radiologix uses trailing 12-months EBITDA, excluding impairment charges on long-lived assets, in accordance with our debt agreements. Radiologix remains in compliance with all covenants related to its debt instruments.

FIRST QUARTER EVENTS

         During the first quarter 2003, Radiologix initiated cost reduction programs at its corporate offices in Dallas and at its regional operations. At its corporate offices, Radiologix eliminated approximately 25 percent of headcount and salaries, which will result in approximately $2.0 million in annual savings. At the regional level, Radiologix began reducing costs primarily associated with administrative positions. This should result in annual cost savings of about $4.0 million and have minimal impact on patient care and marketing. In addition to cost reduction measures, Radiologix has a moratorium on hiring except for positions related to patient care and mission critical operations.

         Radiologix has recently been holding discussions with several equipment and supplies vendors to discuss not just price, but terms of sales and service and how the vendors will work with Radiologix on upgrades, new equipment and, in the future, new locations.

         Radiologix has identified seven imaging centers that have been designated for sale or closure over the next 12 months. These imaging centers do not represent centers around which we can build a market concentration. In accordance with FASB Statement 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the financial results from these seven imaging


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RADIOLOGIX, INC. POSTS FIRST QUARTER 2003 RESULTS
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centers are reported in "discontinued operations" in the Summary Income
Statements below and include a $6.9 million pre-tax impairment charge to goodwill.

         "The Radiologix business model remains viable and our growth prospects are within reach. We maintain a leading or significant market share in each of our core markets and once this platform is fully stabilized and operating well, we will use it to become the dominant player in our regions," added Mr. Linehan. "To accomplish this, we must continue to improve service to referring physicians and patients, update our fleet of equipment, advance our marketing effort and build strong relationships with our contracted radiologists. Radiologix has the capital, the market position and the people to achieve these goals."

GAAP AND NON-GAAP FINANCIAL INFORMATION

         This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including EBITDA. Radiologix believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included later in this release.

CONFERENCE CALL

         In connection with this earnings press release, you are invited to listen to our conference call with Stephen D. Linehan, president and C.E.O., and Sami S. Abbasi, executive vice president and C.F.O., that will be broadcast live over the Internet on Tuesday, May 6, 2003, at 8:00 a.m., Central Time / 9:00 a.m. Eastern Time. You may listen to the call and view the accompanying presentation via the Internet by navigating to Radiologix's Web site (http://www.radiologix.com) and clicking on "Stock" from the home page top navigation and then clicking on "Conference Call" on the left navigation.

         If you are unable to participate during the live Webcast, the first quarter earnings conference call will be archived on Radiologix's Web site, http://www.radiologix.com. To access


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RADIOLOGIX, INC. POSTS FIRST QUARTER 2003 RESULTS
MAY 6, 2003
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the replay, click on "Stock" from the home page top navigation and then click on
"Conference Call" on the left navigation.

ABOUT RADIOLOGIX

         Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services through (i) its ownership and operation of technologically advanced, multi-modality diagnostic imaging centers, and (ii) its provision of administrative, management and other information services to certain radiology business partners. Radiologix derives the majority of its revenues from the production and management of diagnostic imaging procedures utilizing technologies such as x-ray, magnetic resonance imaging ("MRI"), computed tomography ("CT"), mammography, ultrasound, nuclear medicine, positron emission tomography ("PET"), as well as general radiography and fluoroscopy. These images, and the radiology reports that are based on these images, permit ordering physicians to diagnose and manage diseases and injuries more accurately and effectively than would be possible without this clinical information. Radiologix owns or operates 117 imaging centers located in 17 states, with concentrated geographic coverage in markets located in California, Florida, Kansas, Maryland, New York, Texas and Virginia.

SAFE HARBOR STATEMENT

         This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of May 6, 2003. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

         We have tried, whenever possible, to identify such statements by using words such as "anticipated," "estimates," "expect," "project," "intend," "plan," "believe," "will" and similar


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RADIOLOGIX, INC. POSTS FIRST QUARTER 2003 RESULTS
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expressions in connection with any discussion of future operations or financial performances. These statements are subject to risks and uncertainties that exist in the Company's operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management's opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with the Company's acquisition and expansion strategy; integration of the Company's affiliated physician practices and newly-acquired imaging centers; the Company's ability to achieve operating efficiencies and engage in successful new development efforts; regulatory changes; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors which could affect the forward-looking statements made in this press release, are included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and its periodic reports on Forms 10-Q and 8-K (if any).

         We cannot guarantee that any forward-looking statements will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.



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                                Radiologix, Inc.
                            Summary Income Statements
                      (In thousands, except per share data)


                                                   3 MONTHS ENDED MAR. 31,     3 MONTHS ENDED MAR. 31,
                                                                      2002                        2003
Service fee revenue                                         $       70,991              $       64,396
Salaries and benefits                                               20,119                      21,308
Field supplies                                                       4,167                       4,128
Field rent and lease expense                                         7,455                       8,092
Other field expenses                                                11,626                      10,491
Bad debt expense                                                     5,912                       5,550
Corporate general and administrative                                 3,905                       3,641
Severance and other related costs                                       --                         969
   Total costs and expenses                                 $       53,184              $       54,179

Equity in earnings of investments                                    1,121                       1,198
Minority interests in consolidated subsidiaries                       (361)                       (199)

Depreciation and amortization                                        6,098                       6,870
Interest expense, net                                                4,861                       4,676

Income (loss) from continuing operations,
   before income taxes                                      $        7,608              $         (330)
Income tax expense (benefit)                                         3,043                        (132)
Income (loss) from continuing operations                    $        4,565              $         (198)

Discontinued Operations
Loss from discontinued operations                           $         (226)             $       (7,353)
Income tax benefit                                                     (90)                     (2,941)
Loss from discontinued operations                           $         (136)             $       (4,412)

Net income (loss)                                           $        4,429              $       (4,610)

Basic EPS                                                   $         0.22              $        (0.21)
Weighted average shares - basic                                     20,023                      21,695

Diluted EPS from continuing operations                      $         0.20              $        (0.01)
Diluted EPS                                                 $         0.20              $        (0.21)
Weighted average shares - diluted                                   23,967                      21,751


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RADIOLOGIX, INC. POSTS FIRST QUARTER 2003 RESULTS
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                                Radiologix, Inc.
                Reconciliation of Non-GAAP Financial Information
                      (In thousands, except per share data)


                                             3 MONTHS ENDED MAR. 31,  3 MONTHS ENDED MAR. 31,
                                                                2002                     2003

Income (loss) from continuing operations                $      4,565             $       (198)
Add: Income tax expense (benefit)                              3,043                     (132)
Add: Interest expense, net                                     4,861                    4,676
Add: Depreciation and amortization                             6,098                    6,870
EBITDA                                                  $     18,567             $     11,216
Add: Severance costs                                              --                      969
EBITDA, excluding severance costs                       $     18,567             $     12,185
EBITDA margin, excluding severance costs                        26.2%                    18.9%





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                                Radiologix, Inc.
                             Summary Balance Sheets
                                 (In thousands)


                                                                        AUDITED               UNAUDITED
                                                              DECEMBER 31, 2002          MARCH 31, 2003
CURRENT ASSETS
   Cash and cash equivalents                                       $     19,153            $     13,003
   Accounts receivable, net of allowances                                69,377                  70,593
   Due from affiliates                                                    5,100                   7,495
   Other current assets                                                   7,225                   7,605
      Total current assets                                         $    100,855            $     98,696
Property and equipment, net                                              62,103                  64,593
Investment in joint ventures                                             10,149                  11,113
Goodwill                                                                 28,510                  21,610
Intangible assets, net                                                   72,151                  71,198
Deferred financing cost, net                                              9,719                   9,316
Other assets                                                             12,604                   9,513
Total assets                                                       $    296,091            $    286,039

CURRENT LIABILITIES
   Accounts payable and accrued expenses                           $     19,145            $     17,548
   Accrued physician retention                                            8,216                   8,987
   Accrued salaries and benefits                                          8,268                   7,687
   Current portion of long-term debt                                        266                     266
   Current portion of capital lease obligation                            4,052                   3,798
   Other current liabilities                                                458                     456
      Total current liabilities                                    $     40,405            $     38,742
Deferred income taxes                                                     4,200                   1,440
Long-term debt, net of current portion                                  160,412                 160,345
Convertible debt                                                         11,980                  11,980
Capital lease obligations, net of current portion                         1,519                     680
Deferred revenue                                                          7,721                   7,619
Other liabilities                                                           147                     134
      Total liabilities                                            $    226,384            $    220,940
Minority interests in consolidated subsidiaries                           1,340                   1,338
Total stockholders' equity                                               68,367                  63,761
Total liabilities and stockholders' equity                         $    296,091            $    286,039


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